                                                                      Exhibit 12

                 OLIN CORPORATION AND CONSOLIDATED SUBSIDIARIES

          Computation of Ratio of Earnings to Fixed Charges (Unaudited)
                                  (In millions)


                                                                         Nine Months
                                                                      Ended September 30,
                                                                  --------------------------
                                                                      2001           2000
                                                                      ----           ----
Earnings:
Income(loss) before taxes                                         $    (17.3)   $    106.8
Add (deduct):
   Equity in income of non-consolidated affiliates                         -          (1.1)

   Dividends received from non-consolidated affiliates                   0.4           0.4

   Amortization of capitalized interest                                  0.2           0.2

   Capitalized interest                                                 (0.7)         (0.4)

   Fixed charges as described below                                     21.6          20.3
                                                                  ----------    ----------
         Total                                                    $      4.2    $    126.2
                                                                  ==========    ==========

Fixed Charges:
   Interest expensed and capitalized                              $     13.0    $     12.2

   Estimated interest factor in rent expense                             8.6           8.1
                                                                  ----------    ----------
         Total                                                    $     21.6    $     20.3
                                                                  ==========    ==========


Ratio of earnings to fixed charges                                       0.2           6.2
                                                                  ==========    ==========
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